Exhibit 99.1

STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER

The undersigned entities and individuals (the “Reporting Persons”) hereby designate Storm Ventures Fund III, L.P. (the “Designated Filer”) as the beneficial owner to make filings of Schedules 13D and 13G (and any amendments thereto) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act (collectively, the “Reports”) with respect to the securities of Marketo, Inc. (the “Company”).

Each Reporting Person hereby further authorizes and designates Kevin Melia (the “Authorized Signer”) to execute and file on behalf of such Reporting Person the Reports with respect to the securities of the Company, including all Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person’s ownership of, or transactions in, securities of the Company.

The authority of the Designated Filer and the Authorized Signer under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person’s ownership of, or transactions in, securities of the Company, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signer are not assuming any of the Reporting Person’s responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

Date: February 18, 2014

Storm Ventures Fund III, L.P.

	By:	Storm Venture Associates III, L.L.C.

	By:	/s/ Kevin Melia
Kevin Melia
Authorized Signatory

Storm Ventures Affiliates Fund III, L.P.

	By:	Storm Venture Associates III, L.L.C.

	By:	/s/ Kevin Melia
Kevin Melia
Authorized Signatory

Storm Ventures Principals Fund III, L.L.C.

	By:	Storm Venture Associates III, L.L.C.

By:	/s/ Kevin Melia
Kevin Melia
Authorized Signatory

Storm Venture Associates III, L.L.C.

By:	/s/ Kevin Melia
Kevin Melia
Authorized Signatory

Tae Hea Nahm

By:	/s/ Tae Hea Nahm
Tae Hea Nahm

Ryan Floyd

By:	/s/ Ryan Floyd
Ryan Floyd

M. Alex Mendez

By:	/s/ M. Alex Mendez
M. Alex Mendez

Sanjay Subhedar

By:	/s/ Sanjay Subhedar
Sanjay Subhedar